Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

MultiMetaVerse Holdings Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees to Be Paid
	Equity	Ordinary shares, no par value	457(o)
	Equity	Preferred shares, no par value	457(o)
	Other	Warrants	457(o)
	Other	Subscription Rights	457(o)
	Other	Debt Securities	457(o)
	Other	Units	457(o)
	Unallocated Universal Shelf		457(o)			$50,000,000	0.0001476	$7,380
	Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$50,000,000		$7,380
	Total Fees Previously Paid							0
	Total Fee Offsets							0
	Net Fee Due							$7,380

(1)	The securities registered hereunder include such indeterminate number of (a) ordinary shares, (b) preferred shares, (c) debt securities, (d) warrants to purchase ordinary shares, preferred shares or debt securities of the registrant, (e) warrants to purchase ordinary shares, preferred shares, debt securities, or units consisting of some or all of these securities of the registrant, (e) subscription rights for ordinary shares, preferred shares, debt securities, or units consisting of some or all of these securities of the registrant, and (f) units consisting of some or all of these securities, as may be sold from time to time by the registrant, that shall have an aggregate initial offering price not to exceed $50,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $50,000,000, less the aggregate dollar amount of all securities previously issued hereunder. There are also being registered hereunder an indeterminate number of ordinary shares and preferred shares as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. The registrant is subject to the provisions of General Instruction I.B.5 of Form F-3, which provides that so long as the aggregate market value of the outstanding voting and non-voting common equity of the registrant held by non-affiliates is less than $75,000,000, then the aggregate market value of securities sold by or on behalf of the registrant on Form F-3, during the period of 12 calendar months immediately prior to, and including, such sale(s), is no more than one-third of the aggregate market value of the voting and non-voting common equity of the registrant held by non-affiliates as of a date within 60 days of such sale(s).

(2)	The proposed maximum aggregate offering price per class of security will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form F-3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.

(3)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.